Exhibit 19 under Form N-2A
                                              Exhibit 24 under Item 601/Reg. S-K


                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED IINSTITUTIONAL TRUST and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE



/s/John F. Donahue                  Chairman and Trustee         March 6, 1998
---------------------------------
John F. Donahue                       (Chief Executive Officer)



/s/Glen R. Johnson                  President                    March 6, 1998
Glen R. Johnson



/s/John W. McGonigle                Treasurer, Executive         March 6, 1998
John W. McGonigle                   Vice President and Secretary
                                    (Principal Financial and
                                        Accounting Officer)



/s/Thomas G. Bigley                 Trustee                      March 6, 1998
Thomas G. Bigley



/s/Nicholas P. Constantakis         Trustee                      March 6, 1998
Nicholas P. Constantakis



/s/John T. Conroy, Jr.              Trustee                      March 6, 1998
---------------------------------
John T. Conroy, Jr.

SIGNATURES                          TITLE                                 DATE



/s/William J. Copeland              Trustee                      March 6, 1998
William J. Copeland



/s/James E. Dowd                    Trustee                      March 6, 1998
James E. Dowd



/s/Lawrence D. Ellis, M.D.          Trustee                      March 6, 1998
---------------------------------
Lawrence D. Ellis, M.D.



/s/Edward L. Flaherty, Jr.          Trustee                      March 6, 1998
---------------------------------
Edward L. Flaherty, Jr.



/s/Peter E. Madden                  Trustee                      March 6, 1998
Peter E. Madden



/s/John E. Murray, Jr.              Trustee                      March 6, 1998
---------------------------------
John E. Murray, Jr.



/s/Wesley W. Posvar                 Trustee                      March 6, 1998
Wesley W. Posvar



/s/Marjorie P. Smuts                Trustee                      March 6, 1998
Marjorie P. Smuts




Sworn to and subscribed before me this 6th day of March, 1998.




/s/Cheri S. Good
Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires Nov. 10, 2001
Member, Pennsylvania Association of Notaries